                        CONFIRMATION AND FIRST AMENDMENT
                                       TO
                        TRUSTEESHIP SUCCESSION AGREEMENT


                 BANK ONE, ARIZONA, NA ("Bank One"), FIRST BANK NATIONAL ASSOCIATION ("First Bank") and AMERICAN SOUTHWEST FINANCIAL CORPORATION, AMERICAN SOUTHWEST FINANCE CO., INC. and WESTAM MORTGAGE FINANCIAL CORPORATION (collectively, the "Issuers"), hereby amend that certain Trusteeship Succession Agreement, among the parties hereto (the "Trusteeship Succession Agreement"), as follows:

                 1. All terms and provisions of the Trusteeship Succession Agreement, to the extent not modified by this Confirmation and First Amendment, are hereby confirmed to be in full force and effect. All capitalized terms used in this Confirmation and First Amendment shall have the meaning ascribed thereto in the Trusteeship Succession Agreement.

                 2. Bank One has previously resigned as trustee for each Bond Issue by its execution and delivery to the Issuers of a letter, a copy of which is attached hereto as Exhibit D-1. Effective on December 28, 1993, the Issuers shall appoint First Bank as successor trustee for each Bond Issue by execution and delivery to Bank One and to First Bank of a Trustee Appointment in the form attached to the Trusteeship Succession Agreement as Exhibit D-2, and First Bank shall accept such appointment as Successor Trustee for each Bond Issue by its execution and delivery to Bank One and to the Issuers of a Trustee Acceptance instrument in the form attached to the Trusteeship Succession Agreement as Exhibit D-3.

                 3. Certified lists of Bond Issue Collateral received by First Trust identify certain items of Collateral that have not been transferred to First Bank because such Collateral has been sold or the related Bond Issue is not subject to the Trusteeship Succession. In addition, such certified lists of Collateral contain certain incorrect factors or original face amounts. Bank One, First Bank and the Issuers agree that such certified list Collateral discrepancies will be corrected or reconciled following Trusteeship Succession through the diligent and good faith efforts of each party to be concluded no later than March 1, 1994.

                 4. First Bank has received delivery of document files for all Pledged Loans, other than the Pledged Loans identified on Exhibit A hereto (the "Undelivered Files"), but final review of such files is not complete. Undelivered Files shall be delivered to First Bank no later than January 15, 1994. Pledged Loan document file review will be completed by First Bank, and document delivery exceptions identified to Bank One and the Issuers, no later than January 30, 1994 and replacement of missing documents, or correction of incomplete or defective documents will be undertaken by First Bank; provided, however, that Bank One shall not hereby be released from any liability for which it could be liable under the Indentures for any financial loss resulting from, and the Issuers shall pay all costs related to obtaining certified copies of documents filed of public record evidencing correction of such Pledged Loan document exceptions.

                 5. First Bank by March 1, 1994, shall review the contents of Bond Issue records, correspondence and statements not constituting Collateral and request receipt from Bank One of missing information. Bank One shall deliver to First Bank by April 1,





                                  Exhibit 4.8

1994, any information so requested to the extent such information is in the possession of Bank One and is not privileged.

                 6. On or before January 30, 1994, the Issuers and First Bank shall use their best efforts to execute and deliver supplemental indentures to the Indentures, consistent with the amendment terms thereof, providing for modified financial and distribution reports to the Trustee from the Issuers conforming Indenture provisions to current reporting practices and formats.

                 7. On or before January 10, 1994, First Bank will identify in writing to Bank One certain Uniform Commercial Code financing statements that were previously filed with respect to certain Collateral and have lapsed without continuation or without new financing statement filing. On or before February 1, 1994, Bank One will provide First Bank with filed copies of financing statements reestablishing perfection of such liens in the related Collateral, and the Issuers, to the extent not previously addressed in an opinion delivered to Bank One, shall provide First Bank with an opinion of counsel that such Collateral liens are perfected, first priority security interests.

                 8. On or before January 20 , 1994, Bank One shall execute and the Issuers shall file of record assignments to First Bank, as trustee, of those Uniform Commercial Code financing statements currently in effect that must be so assigned to perfect such trustee's security interests in the Collateral. On or before January 30, 1994, the Issuers shall execute and file in the office of Secretary of State of the State of Minnesota, Uniform Commercial Code financing statements naming First Bank, as trustee, as secured party for all Collateral for which lien perfection is accomplished by such financing statement filing. On or before February 15, 1994, the Issuers shall provide to First Bank an opinion of counsel under the laws of all governing jurisdictions other than Minnesota, and First Bank shall obtain an opinion from its counsel under the laws of Minnesota, to the effect that First Bank as trustee under the Indentures, holds valid, perfected, first priority security interests in the Collateral under the governing Uniform Commercial Code.

                 IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Confirmation and First Amendment to Trusteeship Succession Agreement as of December 28, 1993.


                                       BANK ONE, ARIZONA, NA,
                                         as Trustee under the Indentures
                                         referred to above


                                       By /s/ Susan J. McCord
                                         --------------------
                                       Its Vice President
                                           ------------------

                                  Exhibit 4.8

                                       FIRST BANK NATIONAL ASSOCIATION,
                                         as Agent


                                       By /s/ Eve D. Kaplan
                                         ------------------
                                       Its Vice President
                                           ----------------

                                       AMERICAN SOUTHWEST FINANCIAL CORPORATION


                                       By /s/ Jeffrey A. Newman
                                         -----------------------
                                       Its Senior Vice President
                                           ---------------------


                                       AMERICAN SOUTHWEST FINANCE CO., INC.


                                       By /s/ Jeffrey A. Newman
                                         -----------------------
                                       Its Senior Vice President
                                           ---------------------

                                       WESTAM MORTGAGE FINANCIAL CORPORATION


                                       By /s/ Jeffrey A. Newman
                                         -----------------------
                                       Its Senior Vice President
                                           ---------------------




                                       3



                                  Exhibit 4.8

                                   EXHIBIT A


The following pledged loan files have not been delivered to First Bank as of 12/27/93.


UNDELIVERED FILES
- -----------------

SERIES I:        4513273   Callahan

SERIES K:        8117101   Day
                 8117201   Buchanan
                 8117303   Mauritson
                 8117306   Uible
                 8118206   Berlowitz

SERIES P:        1020512   Buckley

SERIES T:        310309    Sanders
                 3231685   Rockman

SERIES 42:       1022085   Lozano

SERIES 46:       7600099   Aragon





                                  Exhibit 4.8